Exhibit 99.1
SandRidge Energy, Inc. Announces 2007 Fourth Quarter and Full-Year Financial and Operating Results Release Date and Conference Call Information
Oklahoma City, Oklahoma, February 19, 2008 — SandRidge Energy, Inc. (NYSE:SD) will release its 2007 fourth quarter and full-year financial and operating results after the close of trading on the New York Stock Exchange on Monday, March 3, 2008.
The company will host a conference call to discuss these results on Tuesday, March 4, 2008 at 8:00 am CST. The telephone number to access the conference call from within the U.S. is 800-706-7741 and from outside the U.S. is 617-614-3471. The passcode for the call is 43467903. An audio replay of the call will be available at 11:00 am CST on March 4, 2008 until 11:59 pm CDT on March 18, 2008. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 70763362.
A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events and Presentation. The webcast will be archived for replay on the company’s website for 30 days.
In addition, the company will host an investor/analyst meeting on Thursday, March 6, 2008 in New York at the Grand Hyatt. Members of SandRidge Energy’s management will present a detailed operational and financial update.
For further information, please contact:
Dirk M. Van Doren
Chief Financial Officer
SandRidge Energy, Inc.
1601 N.W. Expressway, Suite 1600
Oklahoma City, OK 73118
(405) 753-5520
SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City with its principal focus on exploration and production. SandRidge also owns and operates drilling rigs and a related oil field services business operating under the Lariat Services, Inc. brand name; gas gathering, marketing and processing facilities; and, through its subsidiary, PetroSource Energy Company, CO2 treating and transportation facilities and tertiary oil recovery operations. SandRidge focuses its exploration and production activities in West Texas, the Cotton Valley Trend in East Texas and the Gulf Coast. SandRidge also owns oil and gas properties in the Piceance Basin of Colorado, the Gulf of Mexico and the Anadarko and Arkoma Basins. The company’s Internet address is www.sandridgeenergy.com.